UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2016

PF HOSPITALITY GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51935	90-1119774
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 NW 2nd Avenue, Suite 216, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

(561) 939-2520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 29, 2016, PF Hospitality Group, Inc. (the “Company”) and Newbridge Securities Corporation (“Newbridge”) entered into an Investment Banking Engagement Agreement (the “Agreement”). Under the terms of the Agreement, Newbridge will provide investment banking and financial advisory services to the Company, including identifying, analyzing, structuring, negotiating and consummating a financing for the Company or a business combination transaction involving the Company for a period of 12 months from the date of the Agreement unless either party terminates the Agreement earlier.

As compensation for its services under the Agreement, Newbridge received a retainer fee (which was paid upon execution of the agreement) of 600,000 unregistered shares of the Company’s common stock, and will, in addition, receive (i) a fee of 10% of the aggregate consideration of any business combination transaction with a company introduced by Newbridge; (ii) a fee of 4% of any funds raised through the issuance of debt to a company introduced by Newbridge; and (iii) 8% of any funds raised through issuance of the Company’s equity to a company introduced by Newbridge.

At the closing of any business combination or financing, Newbridge will also receive warrants to purchase (i) 4% of the aggregate number of shares issued to a debt lender; (ii) 8% of the aggregate number of shares purchased by a financing source; and (iii) 8% of the total number of underlying shares of common stock into which any purchased convertible securities purchased by a financing source are convertible. The warrants shall be exercisable for 5 years from issuance on the same terms and conditions applicable to, and with an exercise price per share equal to the effective per share price paid by, financing sources for a share of common stock of the Company. The warrants will contain customary terms, including provisions for “cashless” exercise, change of control, price based anti-dilution, and customary demand or piggyback registration rights, and shall otherwise be in form and substance reasonably satisfactory to the Company and Newbridge.

The Agreement contains customary terms relating to payment of expenses, indemnification and other matters.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is filed as Exhibit 10.1, and incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

On February 29, 2016, the Company agreed to issue to Newbridge 600,000 shares of the Company’s unregistered common stock as set forth in Item 1.01 above under the terms of the Agreement in exchange for services.

The shares of Common Stock referenced herein will be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Banking Engagement Agreement between PF Hospitality Group, Inc. and Newbridge Securities Corporation dated February 29, 2016.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PF Hospitality Group, Inc.

Date: March 3, 2016	By:	/s/ Vaughan Dugan
Vaughan Dugan
Chief Executive Officer